Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Victory Energy Corporation pertaining to our firm included under Item 4.01 of Form 8-K filed on March 23, 2009 and Form 8-K/A Amendment #1 to be filed on April 3, 2009 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

John Kinross-Kennedy

/s/
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Dated: March 23, 2009